Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of the 1995 Stock Option Plan of Grill Concepts, Inc. (Form S-8, File No. 333-04181) of our report dated March 20, 1998, on our audits of the consolidated financial statements of Grill Concepts, Inc. and subsidiaries as of December 28, 1997 and December 29, 1996, and for the years then ended, which report is included in the Annual Report on Form 10-KSB.



                                        COOPERS & LYBRAND L.L.P.


                                        /s/  Coopers & Lybrand L.L.P.


Los Angeles, California
March 30, 1998